UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

SOMERSET HILLS BANCORP

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑ No fee required
☐ Fee Computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SOMERSET HILLS BANCORP

155 Morristown Road
Bernardsville, New Jersey 07924

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on April 26, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting (the “Annual Meeting”) of the holders of shares of Common Stock (the “Common Stock”) of Somerset Hills Bancorp (the "Company"), the holding company for Somerset Hills Bank (the “Bank”) will be held at the Basking Ridge Country Club, 185 Madisonville Road, Basking Ridge, New Jersey, on April 26, 2006 at 9:30 a.m. for the purpose of considering and voting upon the following matters, all of which are more completely set forth in the accompanying Proxy Statement:

1.	The election of four (4) Directors of the Company to serve for the terms described in the proxy statement or until their successors are elected and shall qualify; and

2.	Such other business as shall properly come before the Annual Meeting.

Holders of shares of Common Stock of record at the close of business on March 13, 2006 will be entitled to vote at the Annual Meeting or any postponement or adjournment.

You are requested to fill in, sign, date and return the enclosed proxy promptly, regardless of whether you expect to attend the Annual Meeting. A postage-paid return envelope is enclosed for your convenience.

If you are present at the Annual Meeting, you may vote in person even if you have already returned your proxy.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Bette Schmitt

Bette Schmitt
Corporate Secretary

Bernardsville, New Jersey
March 24, 2006

 IMPORTANT-PLEASE MAIL YOUR PROXY PROMPTLY

You are urged to sign and return the enclosed Proxy promptly in the envelope provided so that there may be sufficient representation at the Annual Meeting.

SOMERSET HILLS BANCORP
PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 26, 2006
___________________________________________________________

This Proxy Statement is being furnished to shareholders of Somerset Hills Bancorp in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of stockholders to be held on April 26, 2006 at 9:30 a.m., at the Basking Ridge Country Club, 185 Madisonville Road, Basking Ridge, New Jersey.

About the Annual Meeting

Why have I received these materials?

The accompanying proxy, being mailed to shareholders on or about March 24, 2006, is solicited by the Board of Directors of Somerset Hills Bancorp, Inc. (referred to throughout this Proxy Statement as the "Company" or "we"), the holding company for Somerset Hills Bank (the "Bank") in connection with our Annual Meeting of Shareholders that will take place on Wednesday, April 26, 2006. You are cordially invited to attend the Annual Meeting and are requested to vote on the proposal described in this Proxy Statement.

Who is entitled to vote at the Annual Meeting?

Holders of Common Stock of the Company (the "Common Stock") as of the close of business on March 13, 2006 will be entitled to vote at the Annual Meeting. On March 10, 2006, there were outstanding and entitled to vote 3,329,504 shares of Common Stock, each of which is entitled to one vote with respect to each matter to be voted on at the Annual Meeting.

How do I vote my shares at the Annual Meeting?

If you are a "record" shareholder of Common Stock (that is, if you hold Common Stock in your own name in the Company's stock records maintained by our transfer agent, Registrar and Transfer Company), you may complete and sign the accompanying proxy card and return it to the Company or deliver it in person.

"Street name" shareholders of Common Stock (that is, shareholders who hold Common Stock through a broker or other nominee) who wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares and to follow the voting instructions on such form.

Can I change my vote after I return my proxy card?

Yes. After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a proxy bearing a later date. You may change your vote either by submitting a proxy card prior to the date of the Annual Meeting or if you are a "record" holder of the Common Stock by voting in person at the Annual Meeting.

What constitutes a quorum for purposes of the Annual Meeting?

The presence at the Annual Meeting in person or by proxy of the holders of a majority of the voting power of all outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

What vote is required to approve each item?

The election of directors at the Annual Meeting requires the affirmative vote of a plurality of the votes cast at the Annual Meeting by shares represented in person or by proxy and entitled to vote for the election of directors.

How does the Board recommend that I vote my shares?

Unless you give other instructions on your proxy card, the persons named as proxies on the card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this Proxy Statement. The Board recommends a vote FOR management’s nominees to the Board of Directors.

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion in the best interest of the Company. At the date this Proxy Statement went to press, the Board of Directors had no knowledge of any business other than that described in this proxy statement that would be presented for consideration at the Annual Meeting.

Who will bear the expense of soliciting proxies?

The Company will bear the cost of soliciting proxies. In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic transmission by our employees. We may reimburse brokers holding Common Stock in their names or in the names of their nominees for their expenses in sending proxy materials to the beneficial owners of such Common Stock.

ELECTION OF DIRECTORS

The By-Laws of the Company provide that the number of Directors shall not be less than one or more than 25 and permit the exact number to be determined from time to time by the Board of Directors. Our Certificate of Incorporation provides for a Board of Directors divided into three (3) classes. For 2006, there are four (4) nominees for Director. Messrs. Dennis C. Longwell and Peter F. Muratore, are retiring from the Board of Directors. We thank them for their distinguished service to the Company.

The Board of Directors of the Company has nominated for election to the Board of Directors the persons named below, each of whom is currently serving as a member of the Board. If elected, each nominee will serve until the 2009 Annual Meeting of Stockholders and until his replacement has been duly elected and qualified. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve if elected.

The following table sets forth the names, ages, principal occupations, and business experience for all nominees, as well as their prior service on the Board. Each nominee is currently a member of the Board of Directors of the Company. Unless otherwise indicated, principal occupations shown for each Director have extended for five or more years.

NOMINEES FOR ELECTION

Name and Position with Company	Age	Principal Occupation for Past Five Years	Term of Office Since(1) - Expires
Desmond V. Lloyd, Director	64	Owner, the Grand Café Restaurant	1998 - 2009
Paul F. Lozier, Director	58	President, Samedan, Inc. (corporate finance consulting firm)	1998 - 2009
Stewart E. McClure, Jr., Director, Vice Chairman, President, Chief Executive Officer and Chief Operating Officer	55	President, Chief Executive Officer and Chief Operating Officer of the Company, President, Chief Executive Officer and Chief Operating Officer of the Bank	2001 - 2009
Thompson H. McDaniel, Director and Vice Chairman, Business Development	68	Vice Chairman, Business Development	1998 - 2009
____________________
(1) Includes prior service on the Board of Directors of the Somerset Hills Bank.

DIRECTORS WHOSE TERMS CONTINUE BEYOND THE 2006 ANNUAL MEETING

Name and Position with Company	Age	Principal Occupation for Past Five Years	Term of Office Since(1) - Expires
Edward B. Deutsch, Chairman of the Board	59	Senior Partner, McElroy, Deutsch, Mulvaney & Carpenter, LLP (law firm)	1998 - 2008
Thomas J. Marino, Director	58	Managing Partner, J.H. Cohn, L.L.P. (accountants)	2003 - 2008
Jerome J. Graham, Jr., Director	71	Shareholder, Graham, Curtin & Sheridan, P.A. (law firm)	1998 - 2008
Cornelius Golding, Director	58	Retired (formerly Chief Financial Officer, Atlantic Mutual Insurance Company)	2004 - 2007
Gerald B. O’Connor, Director	63	Senior Partner, O’Connor and Demas, P.C. (law firm)	1998 - 2007
Gerard Riker, Director and Executive Vice President and Chief Financial Officer of the Company and the Bank	65	Executive Vice President and Chief Financial Officer of the Company and the Bank	1998 - 2007
Joseph M. Sullivan, Director and President and Chief Executive Officer of Sullivan Financial Services, Inc.	50	President and Chief Executive Officer of Sullivan Financial Services, Inc. (2)	2000 - 2007
M. Gerald Sedam III	63	Partner, Beck, Mack & Oliver (investment management)	1998 - 2007
_______________________________
(1) Includes prior service on the Board of Directors of the Somerset Hills Bank.
(2) Sullivan Financial Services, Inc. is a wholly-owned subsidiary of the Bank.

No Director of the Company is also a director of a company having a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Bank Act of 1940.

The company encourages all directors to attend the Company’s annual meeting. Eighty-six percent of the Company’s directors attended the 2005 annual meeting.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND MANAGEMENT

Board of Directors and Committees

Meetings of the Board of Directors are held five times annually and as needed. The Board of Directors held five (5) meetings in the year ended December 31, 2005. For the year ended December 31, 2005, each of the Company’s Directors attended at least 75% of the aggregate of the total number of meetings of the respective Board of Directors and the total number of meetings of committees on which the respective Directors served.

A majority of the board consists of individuals who are “independent” under the listing standards of the Nasdaq Stock Market. The independent board members meet quarterly without any members not meeting the independence standard. Shareholders wishing to communicate directly with the independent members of the Board of Directors may send correspondence to Jerome J. Graham, Jr, Esq., Graham Curtin and Sheridan, P.A., 4 Headquarters Plaza, P.O. Box 1991, 6th Floor, Morristown, New Jersey 07962.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics governing the Company’s CEO and senior financial officers, as required by the Sarbanes-Oxley Act and SEC regulations, as well as the Board of Directors and other senior members of management. Our Code of Business Conduct governs such matters as conflicts of interest, use of corporate opportunity, confidentiality, compliance with law and the like. Our Code of Business Ethics is available on our website at www.somersethillsbank.com.

Committees

The Board of Directors has an Executive Committee, a Nominating and Human Resources Committee, and an Audit Committee.

Executive Committee. The Executive Committee possesses all the power of the Board except the powers (i) to amend the bylaws; (ii) to elect or appoint any officers or Directors; (iii) to submit to shareholders any action that requires shareholders’ approval; or (iv) to amend or repeal any resolution adopted by the Board of Directors that by its terms is amendable or repealable only by the Board. Messrs. Deutsch (Chairman), McClure (Vice Chairman), Graham, McDaniel and Sedam serve as members of the Executive Committee.

Nominating and Human Resources Committee. The Nominating and Human Resources Committee is comprised of Messrs. Graham, (Chairman), Lloyd and O’Connor. Each member of the Nominating and Human Resources Committee is independent, as such term is defined in the Nasdaq listing standards. The purpose of the Committee is to assess Board composition, size, additional skills and talents needed, and make recommendations to the Board regarding those assessments. The Committee recommends to the Board the nominees for election as directors, and considers performance of incumbent directors to determine whether to nominate them for re-election. In addition, the Nominating and Human Resources Committee reviews senior management’s performance and compensation, and reviews and sets guidelines for compensation of all employees, including administering any stock option plans. The Nominating and Human Resources Committee will consider qualified nominations for directors recommended by shareholders. All shareholder recommendations are evaluated on the same basis as any recommendation from members of the Board or management of the Company. Recommendations should be sent to Jerome J. Graham, Jr, Esq., Graham, Curtin and Sheridan, P.A., 4 Headquarters Plaza, P.O. Box 1991, 6th Floor, Morristown, New Jersey 07962. Any nomination for director must have been received by December 1, 2005. Nominees should have a minimum of an undergraduate degree, have experience in a senior executive position in a corporate or equivalent organization, have experience in at least one facet of the Company’s business or its major functions, be active in the communities in which the Company conducts business and be able to positively represent the Company to its customers and potential customers. The Nominating and Human Resources Committee has a written charter.

Audit Committee. The Company maintains an Audit Committee. The Audit Committee is responsible for the selection of the independent accounting firm for the annual audit and to establish, and assure the adherence to, a system of internal controls. The Audit Committee reviews and accepts the reports of the Company’s independent auditors and regulatory examiners. The Audit Committee arranges for the Bank's directors' examinations through its independent certified public accountants, evaluates and implements the recommendations of the directors'

examinations and interim audits performed by the Bank's internal auditor, receives all reports of examination of the Company and the Bank by bank regulatory agencies, analyzes such regulatory reports, and reports to the Board the results of its analysis of the regulatory reports. The Audit Committee met four (4) times during 2005. The Board of Directors has adopted a written charter for the Audit Committee. A copy of the charter is attached as Exhibit A to this Proxy Statement. The Audit Committee consists of Messrs. Marino (Chairman), Lozier, Sedam, Muratore and Golding, all of whom are “independent” under the Nasdaq listing standards and meet the independence standards of the Sarbanes-Oxley Act. In addition, Mr. Marino has been determined by the Board to be the Audit Committee financial expert, as such term is defined by SEC Rules.

Audit Committee Report

The Audit Committee meets periodically to consider the adequacy of the Company’s financial controls and the objectivity of its financial reporting. The Audit Committee meets with the Company’s independent auditors and the Company’s internal auditor, both whom have unrestricted access to the Audit Committee.

In connection with this year’s financial statements, the Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s officers and KPMG LLP, our independent auditors. We have discussed with KPMG LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, (“Communication with Audit Committees”). We also have received the written disclosures and letters from KPMG LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), and have discussed with representatives of KPMG LLP their independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on form 10-KSB for the fiscal year 2005 for filing with the U.S. Securities and Exchange Commission.

M. Gerald Sedam, II
Paul F. Lozier
Thomas J. Marino, Chairman
Gerald B. O’Connor, Esq.
Cornelius E. Golding

Security Ownership of Management

The following table sets forth information as of March 1, 2006 regarding the number of shares of Common Stock beneficially owned by all directors, executive officers described in the compensation table, and by all directors and executive officers as a group.

Name	Common Stock Beneficially Owned(A)	Percentage of Class
Edward B. Deutsch	103,161[1]	3.10%

Cornelius Golding	6,887[2]	0.21%

Jerome J. Graham, Jr.	41,799[3]	1.26%

Desmond V. Lloyd	6,078[4]	0.18%

Dennis C. Longwell	46,189[5]	1.39%

Paul F. Lozier	7,288[6]	0.22%

Thomas J. Marino	4,466[7]	0.13%

Stewart E. McClure, Jr.	153,336[8]	4.61%

Thompson H. McDaniel	90,377[9]	2.71%

Peter F. Muratore	35,946[10]	1.08%

Gerald B. O’Connor	16,410[11]	0.49%

Gerard Riker	58,113[12]	1.75%

M. Gerald Sedam II	117,396[13]	3.53%

Joseph M. Sullivan	99,004[14]	2.97%

Total:	786,450	23.6%

_____________________________

1 Includes (i) 13,892 shares pursuant to warrants and (ii) 59,356 shares pursuant to immediately exercisable stock options.
2 Includes 3,150 shares pursuant to immediately exercisable stock options.
3 Includes 17,279 shares pursuant to immediately exercisable stock options and 7,540 shares held in a self directed retirement plan for the benefit of Mr. Graham.
4 Includes 3,647 shares pursuant to immediately exercisable stock options.
5 Includes 29,780 shares pursuant to immediately exercisable stock options.
6 Includes 4,863 shares pursuant to immediately exercisable stock options.
7 Includes 3,308 shares pursuant to immediately exercisable stock options.
8 Includes (i) 5,800 shares pursuant to warrants and (ii) 138,103 shares pursuant to immediately exercisable stock options, includes 231 shares held by spouse; 462 shares held by spouse for children; 232 warrants held by spouse; and 464 warrants held by spouse for children.
9 Includes (i) 9,744 shares pursuant to warrants and (ii) 36,727 shares pursuant to immediately exercisable stock options.
10 Includes (i) 3,473 shares pursuant to warrants and (ii) 3,473 shares pursuant to immediately exercisable stock options.
11 Includes 4,255 shares pursuant to immediately exercisable stock options.
12 Includes 56,897 shares pursuant to immediately exercisable stock options.
13 Includes (i) 23,020 shares pursuant to warrants and (ii) 11,548 shares pursuant to immediately exercisable stock options.
14 Includes (i) 5,565 shares pursuant to warrants and (ii) 2,678 shares pursuant to immediately exercisable stock options.

(A) Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of the nominee living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the Director or executive officer can vest title in himself at once or within sixty (60) days. Beneficially owned shares also include shares over which the named person has sole or shared voting or investment power, shares owned by corporations controlled by the named person, and shares owned by a partnership in which the named person is a partner.

Directors’ Compensation

Directors were not paid any fees for attending any meeting of the Board of Directors nor for any meeting of a committee of the Board of Directors during fiscal 2005. Members of the Board of Directors do participate in the 1998 Combined Stock Option Plan, 1998 Non-Qualified Stock Option Plan and the 2001 Combined Stock Option Plan. During 2005, Mr. Deutsch was granted options to purchase 5,000 shares of our common stock at an exercise price of $11.84 per share. The exercise price for these options was the average of the fair market value of SOMH stock for the five (5) business days prior to the date of grant.

Executive Officers:

Summary of Cash and Certain Other Compensation

The following table shows a summary for the last three fiscal years of the cash and non-cash compensation awarded to, earned by, or paid to the Chief Executive Officer of the Company and other Executive Officers with compensation in excess of $100,000.

Summary Compensation Table
Cash and Cash Equivalent Forms of Remuneration

Name and Principal Position	Year	Annual Compensation			Long Term Compensation
		Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Awards
					Securities Underlying Options/ SARs (#)	All Other Compensation
Stewart E. McClure, Jr., President, Chief Executive Officer and Chief Operating Officer	2005	$211,539	$50,000	—	5,000	—
	2004	$205,000	$30,000	—	5,000	—
	2003	$190,000	$25,000	—	5,000	—
Gerard Riker, Executive Vice President and Chief Financial Officer of the Bank and the Company	2005	$160,769	$24,000	—	2,500	—
	2004	$159,615	$12,000	—	2,500	—
	2003	$150,000	$10,000	—	2,500	—
Joseph M. Sullivan, President and Chief Executive Officer of Sullivan Financial Services	2005	$130,769	$0	—	1,500	—
	2004	$129,808	$20,394	—	1,000	—
	2003	$125,000	$332,648	—	—	—

________________________________
(1) The Company believes the value of all other compensation does not exceed the lesser of $50,000 or 10% of the salary and bonus presented in the table above.

Employment Agreements

Stewart E. McClure, Jr. serves as the President, Chief Executive Officer, Chief Operating Officer and Vice-Chairman of the Company and President, Chief Executive Officer, Chief Operating Officer and Vice-Chairman of the Bank. In March 2001, Mr. McClure executed an employment agreement for an initial term of three years. In addition, Mr. McClure’s agreement will automatically extend for one-year periods unless either party gives notice of its intention not to renew at least six (6) months prior to the end of any term. This agreement has been extended automatically for one-year terms when (i) the initial term of this agreement expired in March 2004 and (ii) the subsequent automatic one-year renewal expired in March 2005. Pursuant to the employment agreement, Mr. McClure was entitled to be paid an annual base salary of $175,000 for his first year of employment under the contract, with annual increases based on the consumer price index and as determined by the Company’s Board of Directors. The employment agreement provides that, if Mr. McClure terminates his employment upon certain circumstances that are defined as good reason, he will be entitled to receive the greater of the remaining amount due to him for the initial employment term, or twice his base salary. If Mr. McClure’s employment is terminated other than for cause after a change in control, he will be entitled to receive a severance payment of three times his base salary and bonus, unless he continues his employment after the change in control for at least two years, in which case he will be entitled to two and one-half times his base salary and bonus. On March 15, 2003, the Bank and Mr. McClure entered into an amendment to this employment agreement that provides if a change of control occurs and a change of control payment is provided to Mr. McClure pursuant to the terms of the employment agreement and if the Internal Revenue Service finds that such payment constitutes an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, the Bank will increase such change of control payment to place Mr. McClure in his original after tax position.

Gerard Riker serves as Executive Vice President and Chief Financial Officer of the Company and the Bank pursuant to an amended employment agreement. Under the terms of Mr. Riker’s agreement, the term of his employment expires March 2005. The agreement provides for an annual base salary of $150,000 with increases determined by mutual agreement between Mr. Riker and the Board of Directors, and participation in the Company’s stock option plan as determined by the Nominating and Human Resources Committee in its discretion. The employment agreement, as amended, provides that, if Mr. Riker terminates his employment upon certain circumstances, which are defined as good reason, he will be entitled to receive as severance the greater of the remaining amount due to him for the initial employment term, or his average annual base salary for the five years immediately preceding the termination. The Bank and Mr. Riker entered into an amendment to this employment agreement dated as of March 31, 2005, pursuant to which (i) the term of the original agreement was extended to March 31, 2006, and renewed annually thereafter unless either the Bank or Mr. Riker notifies the other party in writing prior to February 1 of the given year of its intention not to renew the agreement, (ii) the severance to be provided to Mr. Riker in the event a change of control occurs and (x) he terminates his employment for good reason or (y) he is terminated for other than just cause has been amended  and (iii) amends the severance amount. As amended, Mr. Riker’s contract provides that he will be entitled to a severance payment equal to twice his base compensation if he is terminated other than for good cause (before or after a change in control, as defined in the agreement), or if he resigns for good cause after a change in control. In the event Mr. Riker resigns for good cause prior to a change in control, he will be entitled to a severance payment equal to his base salary.

Compensation Pursuant to 1998 Combined Stock Option Plan
and 1998 Non-qualified Stock Option Plan

The Company’s 1998 Combined Stock Option Plan (the “Combined Plan”) provides for the granting of options to acquire up to 273,489 shares, adjusted for dividends, of the Company’s Common Stock. Both incentive stock options (“ISOs”) and non-qualified stock options (“NQOs”) may be granted under the Combined Plan. The shares of Common Stock that may be purchased pursuant to ISOs granted under the Combined Plan is limited to 182,326, adjusted for dividends, and the number of the shares of Common Stock that may be purchased pursuant to NQOs granted under the Combined Plan is limited to 91,163, adjusted for dividends. The Company’s 1998 Non-Qualified Stock Option Plan (the “NQO Plan”) provides for the granting of NQOs to acquire up to 91,163 shares, adjusted for dividends of the Company’s Common Stock. Only NQOs may be granted under the NQO Plan. All employees of the Company may receive ISOs under the Combined Plan, and service providers to the Company, including key employees, directors or consultants to the Company, may receive NQOs under the Combined Plan and the NQO Plan.

The Combined Plan and the NQO Plan are administered by the Nominating and Human Resource Committee of the Board. The Nominating and Human Resource Committee has the authority to determine (i) the individuals to whom and times of which options are to be granted; (ii) the number and option price of the shares subject to each option; (iii) the extent to which an option will be granted under the Combined Plan and the NQO Plan; (iv) the time when each option becomes exercisable and the exercise period; and (v) certain other terms and provisions relating to options granted under, and the administration of, the Combined Plan and the NQO Plan.

The Nominating and Human Resource Committee has the sole discretion to determine the period during which options may be exercised provided that such period may not commence until at least six months following the date of grant (except in the event of death or disability of a grantee and, in the case of an employee of the Company, the retirement in accordance with the Company’s retirement plan or the involuntary termination without cause of the employee’s employment). No ISO granted by the Company may be exercised more than ten years from the date of grant. If at the time of the grant of the option an employee owns Common Stock possessing more than 10% of the total combined voting power of the Common Stock of the Company, the ISO cannot be exercisable more than five years from the date of grant.

Options granted pursuant to the Combined Plan and the NQO Plan must be exercisable at a price greater than or equal to the par value of the Common Stock, but in no event may the option price be lower than (i) in the case of an ISO, the fair market value of the shares subject to the ISO on the date of grant, (ii) in the case of a NQO issued to a Director as compensation for serving as a Director, the fair market value of the shares subject to the NQO on the date of grant, and (iii) in the case of a NQO issued to a grantee not as compensation for serving as a Director, 85% of the fair market value of the shares subject to the NQO on the date of grant. In addition, no ISO may be granted to an employee who owns Common Stock possessing more than 10% of the total combined voting power of the Company’s Common Stock unless the price is at least 110% of the fair market value (on the date of grant) of the Common Stock.

Compensation Pursuant to the 2001 Combined Stock Option Plan

The 2001 Combined Option Plan authorizes the Company to issue 243,101 shares, adjusted for dividends, of the Company’s Common Stock pursuant to options. All key employees, directors and consultants of the Company are eligible to receive options under the 2001 Combined Option Plan. The 2001 Combined Option Plan provides that the number and price of shares available for stock options and the number of shares covered by outstanding stock options shall be adjusted equitably for stock splits, stock dividends, recapitalizations, mergers and other changes in the Common Stock. Options granted under the 2001 Combined Option Plan will have terms of ten years, subject to earlier termination of the options as provided in the 2001 Combined Option Plan. Options may not be exercised under the 2001 Combined Option Plan until six months after their date of grant.

The 2001 Combined Option Plan is administered by the Company's Nominating and Human Resources Committee, which has the power to designate the optionees and to determine the number of shares subject to each option, the date of grant and the terms and conditions governing the option, including any vesting schedule. The Nominating and Human Resources Committee designates whether options granted under the 2001 Combined Option Plan will be NQO’s or ISO’s, subject to the provisions of the Internal Revenue Code of 1986 (the “Code”). In addition, the Nominating and Human Resources Committee is charged with the responsibility of interpreting the 2001 Combined Option Plan and making all administrative determinations thereunder.

The 2001 Combined Option Plan provides that options that qualify as ISO’s under the Code are to be granted at an exercise price equal to 100% of the fair market value of the Common Stock purchasable upon exercise of the option on the date of the grant of the option and NSO’s may be granted at a price no less than 85% of the fair market value on the date of grant of the option. Fair market value is to be determined by the Nominating and Human Resources Committee in good faith.

The 2001 Combined Option Plan provides that the purchase price for shares acquired pursuant to the exercise of any option is payable in full at the time of exercise.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options/SARs Granted (#)	% of Total Option/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/SH)	Expiration Date
Stewart E. McClure, Jr.	5000	13.7%	$11.28	4/1/2015
Gerard Riker	2500	6.8%	$11.28	4/1/2015
Joseph M. Sullivan	1500	4.1%	$11.28	4/1/2015
___________________

The following table sets forth information concerning the fiscal year-end value of unexercised options held by our executive officers named in the table above. No stock options were exercised by such executive officers during 2005.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
YEAR AND FY-END OPTION/SAR VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/ Unexercisable(1)	Value of Unexercised In-the-Money Options/SARs at FY-End ($) (based on $12.66 per share) Exercisable/ Unexercisable(1)
Stewart E. McClure, Jr.	N/A	N/A	138,103/0	$687,100/$0
Gerard Riker	N/A	N/A	56,897/0	$228,408/$0
Joseph M. Sullivan	N/A	N/A	2,678/0	$3,199/$0
______________________________
(1) As adjusted for stock dividends through June 2005.

Transactions with Management

The Company, including its subsidiary and affiliates, has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal stockholders and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. Those transactions do not involve more than the normal risk of collectibility or present other unfavorable features.

The transactions with management are as follows: (a) at December 31, 2005, McElroy, Deutsch, Mulvaney & Carpenter, LLP, attorneys at law, had outstanding term loan balances to the Bank of $559,319. Edward B. Deutsch, Chairman of the Board of Directors, is a senior partner of McElroy, Deutsch, Mulvaney & Carpenter, LLP; (b) Or-Nu, Inc., a corporation in which Edward B. Deutsch is a shareholder, has a mortgage note with the Bank in the original principal amount of $1,350,000, of which the Bank maintains $1,014,036 in exposure; (c)  Edward B. Deutsch and Nancy Deutsch have a bridge loan with the Bank in the amount of $800,000 of which the Bank maintains a $300,000 exposure; (d) Edward B. Deutsch and Nancy Deutsch have a residential mortgage loan with the Bank in the original amount of $1,000,000 with an outstanding balance of $998,740 and (e) The Grand Café, a restaurant owned by Director Desmond V. Lloyd, has a $150,000 line of credit with the Bank, with an outstanding balance of $87,972.

Required Vote

DIRECTORS WILL BE ELECTED BY A PLURALITY OF THE VOTES CAST AT THE ANNUAL MEETING WHETHER IN PERSON OR BY PROXY.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES SET FORTH ABOVE.

INDEPENDENT AUDITORS

The Company's independent auditors for the fiscal year ended December 31, 2005 were KPMG LLP. KPMG LLP has advised the Company that one or more of its representatives will be present at the Annual Meeting to make a statement if they so desire and to respond to appropriate questions.

Principal Accounting Firm Fees

Aggregate fees billed to the company for the fiscal years ended December 31, 2005 and 2004 by the Company’s principal accounting firm, KPMG, are shown in the following table:

	Fiscal year ended December 31,
	2005	2004

Audit Fees	$150,500	$125,000
Audit related Fees	0	0

Total audit and audit-related fees	$150,500	$125,000
Tax Fees	$14,300	$12,000
All Other Fees	0	0
	$14,300	$12,000
Total Fees	$164,800	$137,000

COMPLIANCE WITH SECTION 16(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

The Company believes that, with the exception noted below, all persons associated with the Company and subject to Section 16(a) have made all required filings for the fiscal year ended December 31, 2005.

SHAREHOLDER PROPOSALS

Proposals of shareholders to be included in the Company's 2007 proxy material must be received by the secretary of the Company no later than December 1, 2006.

OTHER MATTERS

The Board of Directors is not aware of any other matters which may come before the Annual Meeting. However, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.

Shareholders are urged to sign the enclosed proxy, which is solicited on behalf of the Board of Directors, and return it in the enclosed envelope.

                    By Order of the Board of Directors

                                                                                /s/ Stewart E. McClure, Jr.
                    Stewart E. McClure, Jr.
                    President, Chief Executive Officer
                    and Chief Operating Officer

Exhibit A

AUDIT COMMITTEE CHARTER

The Board, acting in accordance with the By-laws and in furtherance thereof, has adopted this Audit Committee Charter:

Purpose:                    The purposes of the Committee shall be to (a) assist the Board of Directors in overseeing the (i) integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the performance of the Company's internal audit functions and independent auditors; and to (b) prepare the report that the SEC rules require be included in the Company's annual proxy statement.

Membership:             The Committee shall be appointed by the Board on an annual basis, and the Board shall designate a Chairperson from among its members. The Committee shall consist of at least three members, all of whom shall be “independent directors”.  In accordance with the NASDAQ listing requirements:

                                   •       Each member shall be financially literate. The Board shall determine whether the members meet these criteria.

                                   •       Each member, as determined by the Board, shall be independent from management and the Com-pany.  A director must satisfy the following criteria in order to be deemed "independent":

(a)
no director qualifies as "independent" unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). No director shall be considered independent if:

(i)	Such director has received any compensation from the Company (other than for service on the Board or any committee thereof) either directly or through any family member;

(ii)   Such director is a partner, controlling shareholder or holds a similar position with any law firm, accounting firm, investment bank, financial advisory firm, consulting firm or entity rendering similar services, which has received any compensation from the Company, whether or not such director has personally rendered services;

(iii)  Such director is an executive officer, controlling shareholder or partner in any entity other than those described in (ii) above which has received from the Company, or paid to the Company, payments in excess of the greater of (i)  $200,000 or (ii) 5% of the Company’s or the entity’s gross revenues, whichever is greater, at any time during the past three years.

(b)  a director who is an employee of the Company or who is an immediate family mem-ber of an executive officer of the Company is not  "independent" and may not be deemed independent until three years after termination of such employment relationship;

 (c)  no director who is, or in the past three years has been, affiliated with or employed by a present or former auditor of the Company can be "independent" until three years after the end of either the affiliation or auditing relationship;

 (d)  no director can be "independent" if he or she is, or in the past three years has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that employs such director;

      (e)  directors with immediate family members in the foregoing categories cannot be "independent" until after a three-year "cooling off" period.

 •      Committee members may receive, as their only compensation from the Company, director's fees, including fees for service on committees of the Board of Directors.

 •      No member of the Committee may serve on the audit committee of more than two (2) other reporting companies under the Securities Exchange Act of 1934.

The head of the Internal Auditing Department of the Company ("Audit Manager") shall report directly to the Directors of the Company and to the Committee. The Committee shall have direct access to the independent auditors.  The Committee shall report regularly to the Board.

Meetings:               •     The Committee shall meet at least quarterly, and shall hold any additional meetings that may be requested by a Committee member, the Board, the Chief Executive Officer or the independent auditors.

•       In addition to Committee members, meetings shall normally be attended by representatives of the independent auditors; the Chief Executive Officer, the Chief Financial Officer and the Chief Accounting Of-ficer of the Company. Other persons, including officers and employees of the Company, may be asked to attend at the Committee's discretion. The Secretary of the Company shall attend the meetings of the Committee to record the minutes thereof. Non-members may be excused from any meeting, or portion of any meeting, of the Committee upon the request of the Committee Chairperson.

                                •      The Committee shall meet separately, at least quarterly, with management, with internal auditors and with independent auditors.

Independent
Auditors:               The independent auditors are ultimately accountable to the Board and the Committee acting on behalf of the Board.  With respect to the independent auditors, the Committee shall have the following authority, duties and responsibilities:

•       Sole authority to retain and terminate the Company's independent auditors.  The Committee shall have sole authority to approve all audit engagement fees and terms, as well as all  non-audit engagements with the independent auditors.  Any proposed non-audit engagement must be approved by the Committee in advance. In connection with these duties, the Committee shall review with the independent auditors, prior to their audit, the scope of their examination and the associated fees; and consider the possible effects, if any, of non-audit engagements on the independence of the inde-pendent auditors.

 •      Ensure that the independent auditors submit on a periodic basis a formal written statement delineat-ing all relationships between the independent auditors and the Company; discuss with the independ-ent auditors any such relationships or any services that may impact on the objectivity and independ-ence of the independent auditors and take appropriate action in response to such report to satisfy it-self of such independence.

 •      At least annually, obtain and review a report by the independent auditor describing: the independent auditor's internal quality control procedures; any material issues raised by the most recent internal quality-control review or in any inquiry by governmental or professional authorities, within the preceding five years, respecting any audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent auditor and the Company.

 •      Evaluate the independent auditor's qualifications, performance and independence. This evaluation shall include an evaluation and review of the lead audit partner, taking into account the views of management and the internal auditors, and a consideration as to whether there should be a regular rotation of the lead audit partner or the audit firm itself.  The Committee shall report conclusions to the Board.

 •     Regularly review with the independent auditor any audit problems, difficulties with management's response (including any restrictions on the scope of the independent auditor's activities or access to requested information, and any significant disagreements with management) and responsibilities, budget and staffing of the Company's internal audit function.

 •     Set clear hiring policies for employees or former employees of the independent auditors, taking into account the pressures that may exist for auditors consciously or subconsciously seeking a job with a company they audit.

 •     Discuss with the independent auditors such other matters and take such other action as the Committee deems appropriate, including dis-cussions with respect to: the independent auditors' responsibility under generally accepted auditing standards; significant accounting policies; proposed audit adjustments not recorded, if any; unusual transactions; significant audit adjustments; other information in documents containing audited fi-nancial statements; disagreements of the independent auditors with management; the Company's consultation with other accountants; major issues discussed with management prior to retention of the independent auditors; and difficulties encountered in performing an audit.

Financial Statement
and
Reporting Matters:    The Committee shall:

•       Oversee the quarterly and annual reporting of the Company by reviewing the work of and discussing with management and the in-dependent auditors the annual audited financial statements and the quarterly financial statements, including the Company's disclosures provided under the "Management's Discussion and Analysis of Financial Condition and Results", and making such recommendations to the Board as the Committee deems appropriate.

•       Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

•       Review with management and the independent auditor changes in accounting principles and report-ing standards that have, or may in the future have, a significant impact on the financial statements of the Company.

•       Receive from management, on a timely basis, advice of significant current financial reporting issues and practices.

•       Discuss with management and the independent auditors their qualitative judgments about the appro-priateness of accounting policies, principles (including underlying assumptions relied upon in the preparation of the financial statements) and financial disclosure practices used or proposed to be adopted.

Other Matters:          The Committee shall:

                                   •           Oversee the internal audit function of the Company including (a) the planned scope of the internal audit work, (b) findings of the internal auditors and related management actions, (c) the adequacy of the staffing of the internal audit function, (d) the adequacy and effectiveness of the internal account-ing controls and compliance with the Foreign Corrupt Practices Act, (e) the adequacy, effectiveness and compliance with the Code of Conduct of the Company and (f) the effectiveness of the electronic data processing procedures and controls and related security programs; and (g) review the independ-ent auditors' letter to management, and other comments, if any, regarding the system of internal accounting controls and review any management response thereto.

                                   •           Prepare a report to shareholders as required by the Securities and Exchange Commission to be in-cluded in the proxy statement.

                                   •          As appropriate, obtain advice and assistance from outside legal, accounting or other advisors.  The Committee shall have the authority to retain and determine the terms of compensation of these advisors without Board approval.

                                    •          Review such other matters as the Committee shall determine from time to time, within the scope of its responsibilities, and make such recommendations to the Board with respect thereto as the Com-mittee deems appropriate.

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY SOMERSET HILLS BANCORP
		For	With- hold	For All Except
ANNUAL MEETING OF SHAREHOLDERS APRIL 26, 2006	1. Election of the following four (4) nominees to each serve on the Board of Directors for the terms set forth in the accompanying proxy statement:	☐	☐	☐

The undersigned hereby appoints Edward B. Deutsch and Stewart E. McClure, Jr., and each of them, with full power of substitution, to vote all of the shares of Somerset Hills Bancorp (the “Company”) standing in the undersigned's name at the Annual Meeting of Shareholders of the Company, to be held at the Basking Ridge Country Club, 185 Madisonville Road, Basking Ridge, New Jersey on April 26, 2006 at 9:30 a.m., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

The Board of Directors recommends approval of the following proposals

Desmond V. Lloyd, Paul F. Lozier, Stewart E. McClure, Jr.
and Thompson H. McDaniel.

INSTRUCTION: To withhold authority to vote for any individual -nominee, mark “For All Except” and write the nominee’s name on the line provided below.

2. In their discretion, such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED “FOR” MANAGEMENT'S NOMINEES TO THE BOARD OF DIRECTORS.

(Please sign exactly as your name appears. When signing as an executor, administrator, guardian, trustee or attorney, please give your title as such. If signer is a corporation, please sign the full corporate name and then an authorized officer should sign his name and print his name and title below his signature. If the shares are held in joint name, all joint owners should sign.)

	PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.			☐

Please be sure to sign and date this Proxy in the box below	Date
Shareholder sign above	Co-holder (if any) sign above)

^ Detach above card, sign, date and mail in the return envelope provided. ^
SOMERSET HILLS BANCORP

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.